EXHIBIT 4.2

SECURITY AGREEMENT
By
ITRON, INC.,
as Company
and
THE SUBSIDIARY GUARANTORS PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
______________________
Dated as of August 5, 2011

TABLE OF CONTENTS
		Page
PREAMBLE		1
RECITALS		1
AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	9
SECTION 1.3.	Resolution of Drafting Ambiguities	9
SECTION 1.4.	Perfection Certificate	9

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	9
SECTION 2.2.	Filings	10

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	11
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	12
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	12
SECTION 3.4.	Other Actions	12
SECTION 3.5.	Joinder of Additional Subsidiary Guarantors	15
SECTION 3.6.	Supplements; Further Assurances	16

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	16
SECTION 4.2.	Validity of Security Interest	16

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-iii-

Page

SCHEDULES:

SCHEDULE A	Material Violations
SCHEDULE B	Certain Equity Interests and Subsidiaries

EXHIBIT 1	Form of Issuer's Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

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SECURITY AGREEMENT
This SECURITY AGREEMENT dated as of August 5, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by ITRON, INC., a Washington corporation (the “Company”), and the Company Guarantors (this and other terms not defined herein having the meanings given to them in the Credit Agreement referred to below) from to time to time party hereto (the “Subsidiary Guarantors”), as pledgors, assignors and debtors (the Company, together with the Subsidiary Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors”, and each, a “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent pursuant to the Credit Agreement (as hereinafter defined) (in such capacities and together with any successors in such capacities, the “Administrative Agent”).
R E C I T A L S :
A.    The Company, the Subsidiary Guarantors, the Foreign Borrowers, the Administrative Agent, the Lenders and the other parties thereto have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of August 5, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in or additional facility increasing the amount of indebtedness or commitments under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent's acknowledgment of the termination of the predecessor Credit Agreement).
B.    Each Subsidiary Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Obligations.
C.    The Company and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Credit Documents and each is, therefore, willing to enter into this Agreement.
D.    This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.
F.    It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement, (ii) the obligations of each Issuing Lender to issue Letters of Credit and (iii) the performance of the obligations of the Secured Parties under Hedging Agreements and Treasury Services Agreements that constitute Obligations that each Pledgor execute and deliver the applicable Credit Documents, including this Agreement.
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1.    Definitions.
(a)    Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Entitlement”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”
(b)    Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.2 , 1.6 and 10.18 of the Credit Agreement shall apply herein mutatis mutandis.
(c)    The following terms shall have the following meanings:
“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.
“Agreement” shall have the meaning assigned to such term in the Preamble hereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.
“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent's Control with respect to any Commodity Account.
“Company” shall have the meaning assigned to such term in the Preamble hereof.
“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such

Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9‑104 of the UCC, (ii) in the case of any Security Entitlement, “control”, as such term is defined in Section 8‑106 of the UCC, and (iii) in the case of any Commodity Contract, “control”, as such term is defined in Section 9‑106 of the UCC.
“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.
“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent's Control with respect to any Deposit Account.
“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the LC Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean Deposit Accounts, Securities Accounts or Commodities Accounts:
(a) subject to a Lien permitted pursuant to clause (e), (j), (m), (n), (o), (r) or (s) of Section 6.2 of the Credit Agreement;
(b) used for payroll, taxes, 401(k) plans, retiree benefits, healthcare benefits (including any flexible spending accounts or other employee benefits or withholding tax;
(c) (i) used for escrow, customs or other fiduciary purpose, in each case, that solely contains property not beneficially owned by a Pledgor or (ii) otherwise established to comply with legal requirements preventing the granting of a Lien;
(d) that is a zero dollar balance account, so long as the balance in such zero balance account is zero at the end of each Business Day; or
(e) that (i) in the case of any Deposit Account other than those described in clauses (a) through (d) above, has a daily balance of less than $500,000 at any time and less than $2.5 million for all such Deposit Accounts in the aggregate, (ii) in the case of any Securities Account other than those described in clauses (a) through (d) above, has a daily balance of less than $500,000 at any time and less than $2.5 million for all such Securities Accounts in the aggregate and (iii) in the case of any Commodity Account other than those described in clauses (a) through (d) above, has a daily balance of less than $500,000 at any time and less than $2.5 million for all such Commodity Accounts in the aggregate.
“Excluded Property” shall mean
(a)    any permit or license issued by a Governmental Authority to any Pledgor or any lease, contract, property right or agreement to which any Pledgor is a party, or any of such Pledgor's rights interests thereunder, in each case, only to the extent and for so long as a security interest in such permit, license, lease, contract, property right or agreement in favor of the Administrative Agent (i) is prohibited by, is in violation of or could constitute or result in a breach, termination or default thereunder or (ii) requires the consent of a third party pursuant to (x) any Requirement of Law applicable thereto or (y) any term, provision or condition of any such permit, license, lease, contract, property right or agreement, and, in each case, such consent has not been obtained (in each case, after giving effect to Sections 9‑406(d), 9‑407(a), 9‑408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity),
(b)    any Equipment or other asset owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease) validly prohibits, or requires the consent of any Person other than such Pledgor (and such consent has not been obtained), the creation of any other Lien on such Equipment or other asset,
(c)    any applications for trademarks or service marks filed in the PTO pursuant to 15 U.S.C.§1051 Section 1(b) unless and until evidence of the use of such mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or 1(d) (or a successor provision), and
(d)    any Equity Interests of a Foreign Subsidiary if the pledge thereof or grant of a security interest therein pursuant hereto would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Administrative Agent; provided, however, that Excluded Property shall not include (i) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing not more than 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (ii) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (d)(i);
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (d) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c) or (d)).
“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles”, as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor's rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.
“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.
“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments”, as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill, other than any Excluded Property.
“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
“LC Account” shall mean any account established and maintained in accordance with the provisions of Section 2.20(b) of the Credit Agreement and all property from time to time on deposit in such LC Account.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of any material Pledged Collateral or Mortgaged Property or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.
“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.
“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.
“Perfection Certificate” shall mean that certain perfection certificate dated August 5, 2011, executed and delivered by each Credit Party in favor of the Administrative Agent and Administrative Agent for the benefit of the Secured Parties, and each Perfection Certificate Supplement (which shall be in form and substance reasonably acceptable to the Administrative Agent) executed and delivered (a) by the applicable Credit Party in favor of the Administrative Agent and Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof or (b) pursuant to Section 5.2(c) of the Credit Agreement, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
“Permitted Collateral Liens” means (a) in the case of Collateral other than Mortgaged Property, the Liens described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (k), (l), (n), (o), (p) and (q) of Section 6.2 of the Credit Agreement and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (c), (d), (f) and (h) of Section 6.2 of the Credit Agreement; provided, however, that, upon the date of delivery of each additional Mortgage under Section 5.11(c) of the Credit Agreement, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B (or other similar schedule) to the applicable Mortgage.
“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided that Pledged Securities shall not include any Excluded Property or Equity Interests that are not required to be pledged pursuant to Section 5.9 of the Credit Agreement.
“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
“PTO” shall mean the United States Patent and Trademark Office.
“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
“Securities Account Control Agreement” shall mean an agreement substantially in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent's Control with respect to any Securities Account.
“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
“Subsidiary Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, collective marks and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof) and all common-law rights related to any of the foregoing, together with any and all (i) Goodwill associated therewith, and all rights and privileges arising under applicable law with respect to the foregoing and such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent's security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
SECTION 1.2.    Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.2 thereof) shall be applicable to this Agreement.
SECTION 1.3.    Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.
SECTION 1.4.    Perfection Certificate. The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GRANT OF SECURITY AND OBLIGATIONS
SECTION 2.1.    Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
(i)    all Accounts;
(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;

(iv)    all Letters of Credit and Letter-of-Credit Rights;
(v)    all Securities Collateral;
(vi)    all Investment Property;
(vii)    all Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill;
(viii)    the Commercial Tort Claims described on Schedule 14 to the Perfection Certificate;
(ix)    all General Intangibles;
(x)    all Money and all Deposit Accounts;
(xi)    all Supporting Obligations;
(xii)    all books and records relating to the Pledged Collateral; and
(xiii)    to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, (a) the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property, and (b) the Administrative Agent agrees, with respect to any personal property of any Pledgor that the Administrative Agent and the Company agree that the cost of obtaining, perfecting or maintaining such security interest would be excessive in relation to the value afforded by such property, to not require any action to be taken by such Pledgor to obtain, perfect or maintain such security interest. Upon the request of the Administrative Agent, the Pledgors shall give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property and shall provide to the Administrative Agent such other information regarding the Excluded Property as the Administrative Agent may reasonably request. From and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Administrative Agent unless such prohibition is permitted under Section 6.12 of the Credit Agreement and such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
SECTION 2.2.    Filings. (a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such

Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” or language of similar import and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.
(b)    Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.
(c)    Each Pledgor hereby further authorizes the Administrative Agent to file filings with the PTO or United States Copyright Office (or any successor office or any similar office in any other country), as applicable, including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Administrative Agent, as secured party.
ARTICLE III
PERFECTION; SUPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.    Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral (other than Excluded Property) in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within 30 days after receipt thereof by such Pledgor or such longer period as may be agreed to by the Administrative Agent in its sole discretion) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto (provided that notwithstanding the foregoing, no such certificates, agreements or instruments representing or evidencing Securities Collateral shall be required to be so delivered to the extent such Securities Collateral constitutes Excluded Property, but shall be so delivered promptly (but in any event within 10 days (or such longer period as agreed to by the Administrative Agent in its sole discretion)) following the date such Securities Collateral ceases to constitute Excluded Property). All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
SECTION 3.2.    Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest in all uncertificated Pledged Securities (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Administrative Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) upon the request of the Administrative Agent, use commercially reasonable efforts to cause the issuer of such Pledged Securities to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Administrative Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, upon the request of the Administrative Agent, use commercially reasonable efforts to cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon request by the Administrative Agent, provide to the Administrative Agent an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming such pledge and perfection thereof, and (iv) in the event the Organizational Documents of any issuer that is a Subsidiary of the Company provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC, cause such Pledged Securities to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 3.1 hereof.
SECTION 3.3.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Pledged Collateral (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Administrative Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Administrative Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) as a perfected first priority security interest subject only to Permitted Collateral Liens.
SECTION 3.4.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:
(a)    Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent exceeds $2.5 million in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within 30 days after receipt thereof unless otherwise agreed to by the Administrative Agent in its sole discretion) endorse, assign and deliver the same to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank reasonably acceptable to the Administrative Agent.
(b)    Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 15 to the Perfection Certificate. The applicable Pledgor shall enter into a Deposit Account Control Agreement with the applicable Bank or other financial institution with respect to each such Deposit Account (other than any Excluded Account) within 30 days of the date hereof (or such longer period as may be agreed to by the Administrative Agent in its discretion). No Pledgor shall hereafter establish and maintain any Deposit Account (other than an Excluded Account) unless the Bank where such Deposit Account is maintained and such Pledgor shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account (other than any Excluded Account) within 30 days after opening such account (or such longer period as may be agreed to by the Administrative Agent in its sole discretion). The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The two immediately preceding sentences shall not apply to the LC Account or to any other Deposit Accounts for which the Administrative Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Administrative Agent.
(c)    Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 15 to the Perfection Certificate. The Applicable Pledgor shall enter into a Securities Account Control Agreement or Commodity Account Control Agreement with the applicable Bank or financial institution with respect to each such Securities Account (other than any Excluded Account) or Commodity Account (other than any Excluded Account) within 30 days of the date hereof (or such longer period as may be agreed to by the Administrative Agent in its discretion). No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless the Securities Intermediary or Commodity Intermediary, as the case may be, where such Securities Account or Commodity

Account is maintained and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account (other than any Excluded Securities Account), as the case may be within 30 days after opening such account (or such longer period as may be agreed to by the Administrative Agent in its sole discretion). Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and within 10 days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account. The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The two immediately preceding sentences shall not apply to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Administrative Agent.
(ii)    As between the Administrative Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.
(d)    Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9‑105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in any relevant jurisdiction, of such “transferable record”. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any “transferable record” in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $2.5 million in the aggregate for all Pledgors. The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9‑105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
(e)    Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $2.5 million in the aggregate for all Pledgors.
(f)    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Administrative Agent does not have a security interest, does not exceed $2.5 million in the aggregate for all Pledgors.
SECTION 3.5.    Joinder of Additional Subsidiary Guarantors. The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to become a party to this Agreement or otherwise pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within 30 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within 30 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of the date on which it became a subsidiary of a U.S. Credit Party, ceased to be an Immaterial Subsidiary or was otherwise required to become a Company Guarantor by operation of the provisions of Section 5.9 of the Credit Agreement, as the case may be, or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Administrative Agent, to execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably request and, in each case with respect to clauses (a) and (b) above, upon such execution and delivery, such Subsidiary shall constitute a “Subsidiary Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6.    Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent's security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices (including the PTO and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceablity and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Pledgor represents, warrants and covenants as follows:
SECTION 4.1.    Title. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 6.2 of the Credit Agreement.
SECTION 4.2.    Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal, valid and enforceable lien on, and security interest in, all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to (i) the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and (ii) upon the taking of possession or control by the Administrative Agent of such Pledged Collateral with respect to which a security interest may be perfected only before possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Credit Document), a perfected Lien on, and security interest in, all the Pledged Collateral. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Collateral Liens.
SECTION 4.3.    Defense of Claims; Transferability of Pledged Collateral. Subject to Section 5.3 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Collateral Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor's obligations or the rights of the Administrative Agent hereunder.
SECTION 4.4.    Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 7 to the Perfection Certificate dated as of the Closing Date. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to any holder of a Permitted Collateral Lien.
SECTION 4.5.    Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor's status as a partner or a member of any issuer of the Pledged Securities.
SECTION 4.6.    Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
SECTION 4.7.    Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.
SECTION 4.8.    Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.
SECTION 4.9.    Information Regarding Collateral. No Pledgor shall effect any change (i) in any Pledgor's legal name, (ii) in the location of any Pledgor's chief executive office, (iii) in any Pledgor's identity or organizational structure, (iv) in any Pledgor's Federal Taxpayer Identification Number or organizational identification number or similar number as is applicable in the jurisdiction of organization or incorporation of such Pledgor, if any, or (v) in any Pledgor's jurisdiction of organization or incorporation, as applicable (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 10 days' (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) prior written notice (in the form of a certificate from a Responsible Officer of the Company in form and substance reasonably satisfactory to the Administrative Agent) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral, if applicable. Upon Administrative Agent's request, each Pledgor agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Pledgor also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

SECTION 4.10.    Properties. Each Group Member has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Pledged Collateral, Permitted Collateral Liens and, in the case of all other such property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or to utilize such property for a purpose useful to its business. The property of the Group Members, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) in all material respects and (ii) constitutes all the property which is required for the business and operations of the Group Members as presently conducted.

(a)    Schedules 8(a) and 8(b) to the Perfection Certificate contain a true and complete list of each interest in Real Property owned by any Pledgor as of the date hereof.
(b)    As of the date hereof, no Pledgor has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.5(b) of the Credit Agreement.
(c)    Each Pledgor owns or has rights to use all of the Pledged Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted. The use by each Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Pledgor's use of any Pledged Collateral does or may violate the rights of any third party that has or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 4.11.    Intellectual Property.
(a)    Each Pledgor owns, or has a valid and enforceable license to use, all Intellectual Property Collateral, except for those the failure to own or license which, individually or in the aggregate, have not and could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Pledgors, no claim has been asserted and is pending by any person (i) challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, (ii) alleging that the operation of a Pledgor's business as currently conducted or the use of the Material Intellectual Property Collateral in connection therewith infringes, misappropriates, dilutes or otherwise violates any intellectual property right of any third party, which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect, or (iii) alleging that the Material Intellectual Property Collateral is being licensed or sublicensed in material violation or contravention of the terms of any license or other agreement to which a Pledgor is a party; nor does any Pledgor know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Pledgors, the use of such Intellectual Property by each Pledgor does not infringe, misappropriate, dilute or otherwise violate the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Except pursuant to licenses and other user agreements entered into by each Pledgor in the ordinary course of business, on and as of the date hereof (i) each Pledgor owns and possesses the right to use any Copyright, Patent or Trademark listed in Schedule 13(a) or 13(b) to the Perfection Certificate that is material to the business of the Group Members and (ii) all registrations listed in Schedule 13(a) or 13(b) to the Perfection Certificate are valid and in full force and effect (except such registrations that, in the reasonable business judgment of the Company are no longer necessary or desirable for the conduct of the business of any of the Group Members).
(c)    To each Pledgor's knowledge, on and as of the date hereof, there is no material violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedule 13(a) or 13(b) to the Perfection Certificate, pledged by it under the name of such Pledgor, except as set forth on Schedule A.
SECTION 4.12.    Equity Interests and Subsidiaries.
(a)    Schedules 1(a) and 10 to the Perfection Certificate set forth a list of (i) all the Subsidiaries of the Company and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Subsidiary are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of the Company, are owned by the Company, directly or indirectly through Wholly Owned Subsidiaries. Except as set forth on Schedule B (or, with respect to any changes in such information following the Closing Date, as disclosed to the Administrative Agent by the Company in writing from time to time after the Closing Date), all Equity Interests of each Group Member are duly and validly issued and are fully paid and non-assessable and are owned by the Company, directly or indirectly through Wholly Owned Subsidiaries. Each Pledgor is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it hereunder (and any other security document or pledge agreement delivered in accordance with applicable local or foreign law), free of any and all Liens, rights or claims of other persons, except the security interest created by this Agreement (and any other security document or pledge agreement delivered in accordance with applicable local or foreign law). Except as not prohibited hereunder, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
(b)    Except to the extent obtained prior to the date of this Agreement, no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Administrative Agent in any Equity Interests pledged to the Administrative Agent for the benefit of the Secured Parties under this Agreement (and any other security document or pledge agreement delivered in accordance with applicable local or foreign law) or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement (and any other security document or pledge agreement delivered in accordance with applicable local or foreign law) or the exercise of remedies in respect thereof.
(c)    An accurate organizational chart, showing the ownership structure of the Company and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10 to the Perfection Certificate.
ARTICLE V
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1.    Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes representing an aggregate principal amount of at least $1,000,000 of any Person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within 30 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after receipt thereof) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged

Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.
SECTION 5.2.    Voting Rights; Distributions; etc.
(a)    So long as no Event of Default shall have occurred and be continuing:
(i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.
(ii)    Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent not prohibited by the Credit Agreement; provided, however, that any and all such Distributions consisting of voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof or interests in the form of securities shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after receipt thereof) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(b)    So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.
(c)    Upon (x) the occurrence and during the continuance of any Event of Default and notice by the Administrative Agent to the Company or (y) the occurrence of an Event of Default under Section 7.1(e) of the Credit Agreement:
(i)    All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.
(ii)    All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)    Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.
(e)    All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
SECTION 5.3.    Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.
SECTION 5.4.    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
(a)    In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Pledgor which is a partner, shareholder, member or other equity holder, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder, member or other equity holder in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder, member or other equity holder, as the case may be.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor shall grant and does hereby grant to the

Administrative Agent upon the occurrence of an Event of Default, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located; provided that the quality of any products in connection with which the Trademarks are used will not be materially inferior to the quality of such products prior to such Event of Default. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
SECTION 6.2.    Protection of Administrative Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the PTO or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor's right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, except as shall be consistent with commercially reasonable business judgment, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, (iv) not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, except as shall be consistent with commercially reasonable business judgment, (v) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (vi) not license any Intellectual Property Collateral other than non-exclusive licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or based upon such Pledgor's reasonable business judgment, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Administrative Agent, (vii) diligently keep adequate records respecting all Intellectual Property Collateral, (viii) furnish to the Administrative Agent from time to time upon the Administrative Agent's request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Administrative Agent may from time to time request, (ix) take all actions reasonably necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in the Intellectual Property Collateral with any intellectual property registry in which said Intellectual Property Collateral is registered or in which an application for registration is pending including, without limitation, the PTO, the United States Copyright Office and the foreign counterparts of any of the foregoing, (x) appear in and defend any action or proceeding that may affect such Pledgor's title to all or any part of the Material Intellectual Property Collateral and (xi) appear in and defend any action or proceeding that may affect the security interest of the Administrative Agent in the Material Intellectual Property Collateral and the priority thereof, including any attempt to encumber such security interest with a Lien other than Permitted Collateral Liens.
SECTION 6.3.    After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral (including trademark applications for which evidence of the use of such trademarks in interstate commerce has been submitted to and accepted by the PTO pursuant to 15 U.S.C. Section 1060(a) (or a successor provision)) or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, and within 90 days after the end of each fiscal year of Company, promptly provide to the Administrative Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent's security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedules 13(a) and 13(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, and within 90 days after the end of each fiscal year of Company, each Pledgor shall, apply to register the Copyright in the United States Copyright Office in the event of the creation or acquisition of any copyrightable work which is material to the business of a Pledgor during any such quarterly period.
SECTION 6.4.    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for registration of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.4 in accordance with Section 10.5 of the Credit Agreement. In the event that the Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII
CERTAIN PROVISIONS CONCERNING RECEIVABLES
SECTION 7.1.    Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Administrative Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent's security interest therein without the consent of any Pledgor.
SECTION 7.2.    Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Administrative Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.
SECTION 7.3.    Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Administrative Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII
TRANSFERS
SECTION 8.1.    Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as not prohibited by the Credit Agreement.
ARTICLE IX
REMEDIES
SECTION 9.1.    Remedies. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
(i)    Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Administrative Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(iv)    Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative

Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;
(vi)    Retain and apply the Distributions to the Obligations as provided in Article X hereof;
(vii)    Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and
(viii)    Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
SECTION 9.2.    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, 10 days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 9.3.    Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent's taking possession or the Administrative Agent's disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
SECTION 9.4.    Certain Sales of Pledged Collateral.
(a)    Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.
(b)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
(c)    Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)    If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(e)    Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
SECTION 9.5.    No Waiver; Cumulative Remedies.
(a)    No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
(b)    In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Credit Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 9.6.    Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. In furtherance of such assignment, each Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Intellectual Property License to effect the assignment of all such Pledgor's right, title and interest thereunder to the Colletaral Agent, or its designee. Within 5 Business Days of written notice thereafter from the Administrative Agent, each Pledgor shall make available to the Administrative Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Administrative Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Administrative Agent's behalf.
ARTICLE X
APPLICATION OF PROCEEDS
SECTION 10.1.    Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1.    Concerning Administrative Agent.
(a)    The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.
(b)    The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
(c)    The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(d)    If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Administrative Agent, in its sole discretion, shall select which provision or provisions shall control.
(e)    The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.12(a) of the Credit Agreement. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 11.2.        Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.5 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time upon the existence and during the continuance of any Default, in the Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 11.3.        Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement or a Treasury Services Agreement, such Hedging Agreement or Treasury Services Agreement, as applicable. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
SECTION 11.4.        Termination; Release. When all the Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the relevant Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative

Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including any necessary UCC‑3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be. The Administrative Agent shall also be entitled to take any action with respect to the Pledged Collateral that it is authorized to take pursuant to Section 8.10 of the Credit Agreement.
SECTION 11.5.        Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 11.6.        Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Company set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.
SECTION 11.7.        Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.5, 10.12, 10.13 and 10.16 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 11.8.        Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
SECTION 11.9.        Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or other electronic image scan transmission shall be effective as delivery of a manually execute counterpart of this Agreement.
SECTION 11.10.     Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 11.11.     No Credit for Payment of Taxes or Imposition. Such Pledgor

shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
SECTION 11.12.    No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
SECTION 11.13.     No Release. Nothing set forth in this Agreement or any other Credit Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Credit Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Credit Documents.
SECTION 11.14.     Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
(ii)    any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement, any Treasury Services Agreement or any other Credit Document, or any other agreement or instrument relating thereto;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement, any Treasury Services Agreement or any other Credit Document or any other agreement or instrument relating thereto;
(iv)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement, any Treasury Services Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or
(vi)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
SECTION 11.15.    Closing Date. This Agreement is entered into by the Pledgors and the Administrative Agent on the Effective Date; provided that (a) liens and security interests granted hereunder shall be effective from and after the Closing Date, (b) the representations and warranties contained in Article IV hereof shall be made on the Closing Date and each date thereafter that such representations and warranties are made or required to be made pursuant to the terms hereof or any other Credit Document, (c) the covenants contained in Articles IV, V, VI and VII hereof shall be applicable from and after the Closing Date, and (d) all other provisions of this Agreement shall be applicable from and after the Effective Date.
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IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

ITRON, INC., as a Pledgor

By:	/s/ STEVEN M. HELMBRECHT
Name:	Steven M. Helmbrecht
Title:	Sr. Vice President and Chief Financial Officer

Itron US GAS LLC, as a Pledgor

By:	/s/ JOHN W. HOLLERAN
Name:	John W. Holleran
Title:	Sr. Vice President and Corporate Secretary
of Itron, Inc.,
Sole Manager / Member

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ TOM BEIL
Name:	Tom Beil
Title:	V.P. & Senior Relationship Manager